UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2026

GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3025 Clearview Way, San Mateo, CA 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GPRO	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Updated Financial Statements
On June 1, 2026, GoPro, Inc., a Delaware corporation (the “Company”), expects to file, under the Securities Act of 1933, as amended, (i) Amendment No. 1 to Form S-1 (Reg. No. 333-294507) and (ii) Post-Effective Amendment No. 2 to Form S-1 (Reg. No. 333-289946) (together, the “Amendments”) to include certain information from the Company’s definitive proxy statement on Schedule 14A filed on April 21, 2026.
In connection with the expected filing of the Amendments and the expected incorporation by reference of the report of the Company’s independent registered public accounting firm as part of each of the Amendments, the Company is refiling as Exhibit 99.1 hereto its consolidated financial statements that were previously included in its Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”), inclusive of Schedule II thereto, and the related report of the Company’s independent registered public accounting firm, which Exhibit 99.1 is incorporated by reference herein. The financial statements filed as Exhibit 99.1 hereto are identical to those included in the Form 10-K other than an update to Note 1 to the consolidated financial statements to disclose, consistent with the disclosures appearing in the Company’s previously filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and due to circumstances arising after the filing of the Form 10-K on March 12, 2026, that there is substantial doubt about the Company's ability to continue as a going concern. The report of the Company’s current independent registered public accounting firm, PricewaterhouseCoopers LLP, included in Exhibit 99.1 hereto likewise includes an explanatory paragraph relating to the Company’s ability to continue as a going concern. Other than as described in the preceding sentences, Exhibit 99.1 does not revise, modify, update or otherwise affect the Form 10-K.
This Form 8-K is being filed only for the purposes described above, and all other information in the Form 10-K remains unchanged. In order to preserve the nature and character of the disclosures set forth in the Form 10-K, the items included in Exhibit 99.1 of this Form 8-K have been updated solely for the matters described above. No attempt has been made in this Form 8-K to reflect other events or occurrences after the date of the filing of the Form 10-K on March 12, 2026, and it should not be read to modify or update other disclosures as presented in the Form 10-K. As a result, this Form 8-K should be read in conjunction with the Form 10-K and the Company’s filings made with the SEC subsequent to the filing of the Form 10-K. References in the attached exhibits to the Form 10-K or parts thereof refer to the Form 10-K, filed with the Securities and Exchange Commission on March 12, 2026.
The Company is a party to a credit agreement with Farallon Capital Management, L.L.C., as administrative agent and collateral agent (“Farallon”), and Mateo Financing, LLC (as amended, the “2025 Credit Agreement”), which provides for a second lien credit facility up to $50.0 million (the “2025 Term Loan”), and a credit agreement with Wells Fargo Bank, National Association, as administrative agent (“WFB”) (as amended, the “2021 Credit Agreement”), which provides for a revolving credit facility (the “2021 Credit Facility” and together with the 2025 Term Loan, the “Credit Facilities”). In February 2026, the Company entered into a securities purchase agreement with YA II PN, Ltd. (“YA II PN”), a fund of Yorkville Advisors Global, LP, in connection with the issuance and sale by the Company of convertible debentures (the “Convertible Debentures”) issuable in an aggregate principal amount of up to $50.0 million. The lenders under each of the 2025 Credit Agreement and the 2021 Credit Agreement may assert that the refiling of the Company’s consolidated financial statements with the inclusion of the explanatory paragraph relating to the Company’s ability to continue as a going concern in the report of PricewaterhouseCoopers LLP constitutes an Event of Default (as defined in the applicable loan document). In addition, each of the Credit Facilities and the Convertible Debentures contain a cross-default provision whereby a default under one agreement would result in default under the agreements covering other borrowings and vice versa. The Company is in active discussions with each of Farallon, WFB, and YA II PN.
Risk Factor Update
The Company is also providing the following updates to the Risk Factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequently filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2026:
Our credit agreements impose restrictions on us that may adversely affect our ability to operate our business.
Both the 2025 Term Loan and the 2021 Credit Facility contain restrictive covenants relating to our capital raising activities and other financial and operational matters which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions, or otherwise impact our liquidity. Specifically, the 2025 Term Loan, as amended, revised the financial covenants to adjust the minimum EBITDA, minimum liquidity amount, and asset coverage ratio requirements. The 2021 Credit Facility, as amended, revised the financial covenants, extended the maturity date, and increased the interest rate. Our ability to comply with any particular financial covenant under the Credit Facilities depends on many factors, some of which are beyond our control (including, but not limited to, tariffs and component cost increases), and could result in material adverse consequences that negatively impact our business. Any of our future indebtedness may contain similar restrictions.
In future quarters, we anticipate non-compliance with the restrictive covenants of the Credit Facilities, and we may seek further covenant waivers or amendments from our lenders. We may also seek additional sources of financing to avoid a default under either of the Credit Facilities. We may not be able to obtain the necessary waivers or amendments or secure additional financing on favorable terms, or at all. Failure to comply with any particular covenant could result in default or cross default. The lenders under our Credit Facilities may also assert that the refiling of our consolidated financial statements on June 1, 2026 with the inclusion of the explanatory paragraph relating to our ability to continue as a going concern in the report of PricewaterhouseCoopers LLP constitutes an Event of Default. In addition, each of the Credit Facilities and the Convertible Debentures contain a cross-default provision whereby a default under one agreement would result in default under the agreements covering other borrowings and vice versa. The occurrence of a default under any of these borrowing arrangements would permit the lenders under the Credit Facilities and Convertible Debentures to declare all amounts outstanding under those borrowing arrangements to be immediately due and payable. If our lenders accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay those borrowings.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
99.1	Financial Statements and Supplementary Data.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated:	June 1, 2026	By: /s/ Brian Tratt
Brian Tratt Chief Financial Officer
(Principal Financial Officer)